Exhibit 99.1

Press Release

AMSC REPORTS FOURTH QUARTER AND FULL YEAR

FISCAL 2008 FINANCIAL RESULTS

•	Fourth Quarter Revenues Increased 60 Percent Year Over Year

•	Full Year Revenues Increased 63 Percent Year Over Year

•	First GAAP Profit in Company History Reported in Fourth Quarter

•	Revenue Growth, Profitability and Positive Net Cash Flow Forecasted for Fiscal 2009

DEVENS, Mass., May 14, 2009 – American Superconductor Corporation (NASDAQ: AMSC), a leading energy technologies company, today reported financial results for its fourth quarter and full fiscal year 2008 ended March 31, 2009.

Revenues for the fourth quarter of fiscal 2008 were $61.2 million, a 60 percent increase over $38.4 million in revenues for the fourth quarter of fiscal 2007. Gross margin for the fourth quarter of fiscal 2008 was 32.6 percent, which compares with 33.2 percent for the fourth quarter of fiscal 2007.

AMSC generated its first quarterly profit in company history, reporting net income of $1.3 million, or $0.03 per diluted share, for the fourth quarter of fiscal 2008. This compares with a net loss for the fourth quarter of fiscal 2007 of $1.8 million, or $0.04 per share. The company generated non-GAAP net income of $4.1 million, or $0.09 per diluted share, for the fourth quarter of fiscal 2008. This compares with non-GAAP net income of $2.7 million, or $0.06 per diluted share, for the fourth quarter of fiscal 2007. Please refer to the financial table included below for a reconciliation of GAAP to non-GAAP results.

Revenues for full year fiscal 2008 were $182.8 million, an increase of 63 percent from $112.4 million for full year fiscal 2007. Gross margin for full year fiscal 2008 was 28.4 percent, which compares with a 28.5 percent gross margin for full year fiscal 2007.

The company’s net loss for full year fiscal 2008 was $16.6 million, or $0.39 per share, which compares with a net loss for full year fiscal 2007 of $25.4 million, or $0.65 per share. On a non-GAAP basis, AMSC reported a net loss of $3.1 million, or $0.07 per share, for full year fiscal 2008. This compares with a non-GAAP net loss of $6.8 million, or $0.17 per share, for full year fiscal 2007.

Cash, cash equivalents, marketable securities and restricted cash at March 31, 2009 were $117.2 million. This compares with $122.6 million as of December 31, 2008 and $119.4 million as of March 31, 2008. The decline from December 31, 2008 was primarily the result of an increase in inventory to support first-quarter fiscal year 2009 shipments.

The company reported backlog as of March 31, 2009 of approximately $558 million compared with $602 million as of December 31, 2008 and $199 million as of March 31, 2008. The year-over-year increase is due primarily to a $450 million, three-year contract for wind turbine core electrical systems the company received from Sinovel Wind Company in June 2008. The decline from December 31, 2008 in backlog is due primarily to shipments under the Sinovel contract.

“AMSC posted its strongest financial performance to date in the fourth quarter of fiscal 2008,” said Greg Yurek, AMSC’s founder and chief executive officer. “We generated record revenues and achieved our first profitable quarter. During fiscal 2008, we expanded our global workforce by 36 percent as we increased our revenue by 63 percent while also developing and introducing several new wind power and power grid solutions. We self-financed these activities, which resulted in a small net use of cash for the fiscal year. We are now sharply focused on delivering profitable growth and net cash flow positive results for full year fiscal 2009 as we continue to make the investments that will enhance our long-term growth prospects.”

Financial Forecast

“For fiscal year 2009, we expect revenues to increase to a range of $225 million to $235 million,” said David Henry, senior vice president and chief financial officer. “We are increasing our gross margin target for fiscal 2009 from a range of 28 percent to 30 percent to a range of 30 percent to 32 percent. We expect this will enable us to generate net income in a range of $0.2 million to $1.5 million, or $0.01 to $0.03 per diluted share, for full fiscal 2009 even as we continue to accelerate the growth of our global workforce and investments in new product development. On a non-GAAP basis, we expect net income in a range of $12.0 million to $13.5 million, or $0.27 to $0.30 per diluted share. We also expect to be net cash flow positive in fiscal year 2009.”

Please refer to the financial table included below for a reconciliation of GAAP to non-GAAP forecasts.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. ET today to discuss the company’s results and its business outlook. Those who wish to listen to the live conference call webcast should visit the “Investors” section of the company’s website at www.amsc.com/investors. The live call also can be accessed by dialing 913-312-0726 and using conference ID 3734285. A telephonic playback of the call will be available from 1:00 p.m. ET on May 14, 2009 through 1:00 p.m. ET on May 21, 2009. Please call 888-203-1112 and refer to conference ID 3734285 to access the playback.

About American Superconductor (NASDAQ: AMSC)

AMSC offers an array of proprietary technologies and solutions spanning the electric power infrastructure – from generation to delivery to end use. The company is a leader in alternative energy, providing proven, megawatt-scale wind turbine designs and electrical control systems. The company also offers a host of Smart Grid technologies for power grid operators that enhance the reliability, efficiency and capacity of the grid, and seamlessly integrate renewable energy sources into the power infrastructure. These include superconductor power cable systems, grid-level surge protectors and power electronics-based voltage stabilization systems. AMSC’s technologies are protected by a broad and deep intellectual property portfolio consisting of hundreds of patents and licenses worldwide. More information is available at www.amsc.com.

# # # #

American Superconductor and design, Revolutionizing the Way the World Uses Electricity, AMSC, Powered by AMSC, D-VAR, dSVC, PowerModule, PQ-IVR, Secure Super Grids, Windtec and SuperGEAR are trademarks or registered trademarks of American Superconductor Corporation or its subsidiaries. All other brand names, product names or trademarks belong to their respective holders. The Windtec logo and design is a registered European Union Community Trademark.

Any statements in this release about future expectations, plans and prospects for the company, including our expectations regarding the future financial performance of the company and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: uncertainties regarding the company’s ability to obtain anticipated funding from corporate and government contracts, to successfully develop, manufacture and market commercial products, and to secure anticipated orders; the risk that the increasingly uncertain domestic and global economic conditions could result in customers delaying or reducing purchases of our products; the risk that a robust market may not develop for the company’s products; the risk that strategic alliances and other contracts may be terminated; the risk that certain technologies utilized by the company will infringe intellectual property rights of others; and the competition encountered by the company. Reference is made to these and other factors discussed in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date this press release is issued.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31,		Year ended March 31,
	2009	2008	2009	2008
Revenues:
Power Systems	$58,225	$34,333	$168,008	$96,823
Superconductors	3,004	4,046	14,747	15,573

Total revenues	61,229	38,379	182,755	112,396

Cost of revenues	41,252	25,635	130,882	80,363

Gross profit	19,977	12,744	51,873	32,033

Operating expenses:
Research and development	4,769	3,689	19,675	15,651
Selling, general and administrative	10,374	7,746	37,516	28,752
Amortization of acquisition related intangibles	431	489	1,848	5,058
Restructuring and impairments	362	3,641	1,030	7,462

Total operating expenses	15,936	15,565	60,069	56,923

Operating income (loss)	4,041	(2,821)	(8,196)	(24,890)

Interest income	512	1,085	2,785	3,977
Other income (expense), net	(76)	904	(2,489)	(1,654)

Income (loss) before income tax expense	4,477	(832)	(7,900)	(22,567)

Income tax expense	3,169	980	8,735	2,880

Net income (loss)	$1,308	$(1,812)	$(16,635)	$(25,447)

Net income (loss) per common share
Basic	$0.03	$(0.04)	$(0.39)	$(0.65)

Diluted	$0.03	$(0.04)	$(0.39)	$(0.65)

Weighted average number of common shares outstanding
Basic	43,093	41,169	42,718	39,137

Diluted	43,537	41,169	42,718	39,137

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2009	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$70,674	$67,834
Marketable securities	39,255	38,398
Accounts receivable, net	50,103	37,108
Inventory	35,129	10,907
Restricted cash	5,872	12,312
Prepaid expenses and other current assets	10,313	4,467
Deferred tax assets, net	1,160	2,293

Total current assets	212,506	173,319

Property, plant and equipment, net	54,838	54,308
Goodwill	26,233	18,530
Intangibles, net	8,859	11,583
Restricted cash	1,406	860
Other assets	5,264	2,634

Total assets	$309,106	$261,234

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	60,253	38,356
Deferred revenue	21,066	10,629

Total current liabilities	81,319	48,985

Non-current liabilities
Deferred revenue	4,902	2,043
Deferred tax liabilities, net	840	1,244
Other	184	510

Total liabilities	87,245	52,782

Stockholders’ equity:
Common stock	433	415
Additional paid-in capital	653,052	615,017
Accumulated other comprehensive income (loss)	(4,487)	3,522
Accumulated deficit	(427,137)	(410,502)

Total stockholders’ equity	221,861	208,452

Total liabilities and stockholders’ equity	$309,106	$261,234

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal year ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(16,635)	$(25,447)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	8,403	10,095
Stock-based compensation expense	9,672	5,665
Stock-based compensation expense—non-employee	7	232
Impairment charges on long-lived assets	—	757
Inventory write-down charges	—	933
Allowance for doubtful accounts	1,495	—
Re-valuation of warrant	1,335	1,652
Deferred income taxes	—	(3,424)
Other non-cash items	826	697

Changes in operating asset and liability accounts, excluding the effect of acquisition:
Accounts receivable	(18,845)	(20,330)
Inventory	(24,382)	(4,410)
Prepaid expenses and other current assets	(6,277)	(2,853)
Accounts payable and accrued expenses	27,210	11,635
Deferred revenue	14,765	6,975

Net cash used in operating activities	(2,426)	(17,823)

Cash flows from investing activities:
Purchase of property, plant and equipment	(6,534)	(8,598)
Proceeds from the sale of property, plant and equipment	2	1,360
Purchase of marketable securities	(89,576)	(174,650)
Proceeds from the maturity of marketable securities	88,605	155,917
Change in restricted cash	5,699	(13,172)
Acquisition costs, net of cash acquired in acquisitions	—	(102)
Purchase of intangible assets	(1,120)	(1,264)
Change in other assets	(566)	49

Net cash used in investing activities	(3,490)	(40,460)

Cash flows from financing activities:
Proceeds from follow-on public offering, net	—	93,612
Proceeds from exercise of employee stock options	12,463	14,820

Net cash provided by financing activities	12,463	108,432

Effect of exchange rate changes on cash and cash equivalents	(3,707)	1,760

Net increase in cash and cash equivalents	2,840	51,909

Cash and cash equivalents at beginning of year	67,834	15,925

Cash and cash equivalents at end of year	$70,674	$67,834

Supplemental schedule of cash flow information:
Issuance of common stock in connection with acquisitions	$—	$4,349
Noncash contingent consideration in connection with acquisitions	11,008	9,856
Noncash issuance of common stock	556	362

Reconciliation of GAAP Net Income (Loss) to EBITDAS

(In thousands)

	Three months ended March 31,		Year ended March 31,
	2009	2008	2009	2008
Net income (loss)	$1,308	$(1,812)	$(16,635)	$(25,447)
Interest income	(512)	(1,085)	(2,785)	(3,977)
Other (income) expense, net	76	(904)	2,489	1,654
Income tax expense	3,169	980	8,735	2,880
Depreciation and amortization	2,211	1,925	8,403	10,094

EBITDA	6,252	(896)	207	(14,796)
Stock-based compensation	2,086	1,307	9,672	5,665

EBITDAS	$8,338	$411	$9,879	$(9,131)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share data)

	Three months ended March 31,		Year ended March 31,
	2009	2008	2009	2008
Net income (loss)	$1,308	$(1,812)	$(16,635)	$(25,447)
Amortization of acquisition-related intangibles	431	489	1,848	5,058
Restructuring and impairments	362	3,641	1,030	7,462
Stock-based compensation	2,086	1,307	9,672	5,665
Re-valuation of stock warrants	—	(829)	1,335	1,652
Tax effects	(85)	(100)	(373)	(1,158)

Non-GAAP net income (loss)	$4,102	$2,696	$(3,123)	$(6,768)

Non-GAAP earnings (loss) per share	$0.09	$0.06	$(0.07)	$(0.17)

Weighted average shares outstanding *	43,537	42,183	42,718	39,137

*	Diluted shares are used for periods where non-GAAP net income is generated.

Reconciliation of Forecast GAAP Net Income to Non-GAAP Net Income for Fiscal Year 2009

(In millions, except per share data)

	Low	High
Net Income	$0.2	$1.5
Amortization of acquisition-related intangibles	1.6	1.6
Stock-based compensation	10.5	10.7
Tax effects	(0.3)	(0.3)

Non-GAAP net income	$12.0	$13.5

Non-GAAP net income per share	$0.27	$0.30

Diluted shares outstanding	45.0	45.0

Note: EBITDAS is a non-GAAP financial measure defined by the company as net income before interest, taxes, other income and expense, depreciation and amortization, and stock-based compensation. The company has used EBITDAS in past financial periods to gauge the effect that non-cash charges such as stock compensation, amortization related to acquisitions, taxes associated with AMSC Windtec and AMSC China, and depreciation of capital equipment will have on the company’s net income (loss). The company also has provided EBITDAS guidance for past reporting periods. We are including EBITDAS in this press release for comparative purposes. This metric will not be included in future financial reports.

Going forward, the company will replace EBITDAS with non-GAAP net income (loss). Non-GAAP net income is defined by the company as net income (loss) before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation, re-valuation of stock warrants, other unusual charges and any tax effects related to these items. The company believes non-GAAP net income (loss) is an important measurement for management and investors given the effect that these non-cash or non-recurring charges have on the company’s net income (loss). The company regards non-GAAP net income (loss) as a more useful measure of operating performance than EBITDAS because the company has no debt and because income taxes related to profits in foreign jurisdictions are becoming more meaningful to the company’s results from operations. This metric complements operating income, net income (loss) and other GAAP financial performance measures.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income (loss) is set forth in the table above.

Contact Information:

Jason Fredette

Director of Investor & Media Relations

American Superconductor Corporation (NASDAQ: AMSC)

978-842-3177

jfredette@amsc.com